Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2005, in the Registration Statement (Amendment No. 4 to Form S-1 No. 333-124971) and related Prospectus of Cbeyond Communications, Inc. and Subsidiaries for the registration of its common stock.

Atlanta, Georgia	/s/ Ernst & Young LLP
September 16, 2005